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                                                                    Exhibit 10.2

                                    AGREEMENT

        AGREEMENT, dated as of the 30th day of August, 1996, by and between Century Cellular Holding Corp., a New York corporation ("Century Holding"), having its principal offices at 50 Locust Avenue, New Canaan, Connecticut 06840, and Centennial Cellular Corp., a Delaware corporation formerly known as Century Cellular Corp. ("Centennial"), having its principal offices at 50 Locust Avenue, New Canaan, Connecticut 06840.

                                 R E C I T A L S

        A. Century Holding and Centennial have entered into that certain Services Agreement, dated as of August 30, 1991, as Amended and Restated as of September 27, 1991 (the "Services Agreement").

        B. In accordance with Section 7.1 of the Services Agreement, the Term thereof expires on August 30, 1996, and the parties are currently conferring regarding the possible renewal of the Services Agreement on mutually acceptable terms and conditions, and while doing so desire to extend the Term of the Services Agreement for an interim period without modifying at this time any of the other terms or conditions of the Services Agreement.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in the Services Agreement, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

        1. All defined terms used herein and not otherwise defined shall have the meaning ascribed thereto in the Services Agreement.

        2. Section 7.1 of the Services Agreement is hereby amended to provide that the Term shall expire on August 31, 1997 (the "Interim Additional Term"), unless earlier terminated in the manner set forth in Section 7.2 thereof. The parties hereto agree to continue to confer regarding the possible renewal of the Services Agreement beyond August 31, 1997 on mutually acceptable terms and conditions. The parties further agree that in the event the Services Agreement is renewed beyond the Interim Additional Term, any consideration to be paid to Century Holding shall include consideration for services rendered hereunder during the Interim Additional Term. In the event the Services Agreement is not renewed beyond the Interim Additional Term, the parties agree to negotiate in good faith regarding consideration to be paid to Century Holding for services rendered hereunder during the Interim Additional Term, which consideration shall not be less than the value of the services rendered to Centennial by the employees of Century Holding.

        3. Except as modified hereby, the Services Agreement shall remain unchanged and in full force and effect.


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        IN WITNESS WHEREOF, this Agreement has been duly executed as of the date hereinabove indicated.

                                       CENTURY CELLULAR HOLDING CORP.

                                       By:  /s/ Scott N. Schneider
                                           ________________________
                                       Name:  Scott N. Schneider
                                       Title: Senior Vice President

                                       CENTENNIAL CELLULAR CORP.

                                       By:  /s/ David Z. Rosensweig
                                           ________________________
                                       Name:  David Z. Rosensweig,
                                       Title: Secretary



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